UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2021

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39662	46-2431115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Arsenal Yards Blvd, Suite 210

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 758-8672

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of SQZ Biotechnologies Company (the “Company”), the Board appointed Patrick V.J.J. Vink, M.D. and Bernard Coulie, M.D., Ph.D. (the “New Directors”) to the Board, effective July 1, 2021 (the “Effective Date”). Dr. Vink will serve as a Class I director until the 2024 annual meeting of stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Dr. Coulie will serve as a Class II director until the 2022 annual meeting of stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board determined that each of the New Directors are independent under the applicable rules of NYSE.

Pursuant to the Company’s Non-Employee Director Compensation Program and as described in the Company’s definitive proxy statement filed with the SEC on April 26, 2021, each of the New Directors will receive cash and an equity award for his service to the Board. The New Directors are not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between either of the New Directors and any other persons pursuant to which he was selected as a director. In addition, the New Directors will each enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

As of the time of filing of this Current Report on Form 8-K, the Board has not determined the committees, if any, to which each of the New Directors will be appointed. If either of the New Directors are appointed to serve on a committee of the Board, he will be entitled to additional cash compensation under the Non-Employee Director Compensation Program in connection with such service.

Item 7.01	Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the changes to the composition of its Board of Directors, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by SQZ Biotechnologies Company on July 1, 2021 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date: July 1, 2021	By:	/s/ Lawrence Knopf
Lawrence Knopf
General Counsel